Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

The Board of Directors:

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 of our report dated March 12, 2004, relating to the financial statements of ENGlobal Corporation appearing in the Form 10-K for the year ended December 31, 2003.

/S/ HEIN & ASSOCIATES

HEIN & ASSOCIATES LLP

Houston, Texas

March 29, 2004